PROXY

     Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby constitutes and appoints Michael G. Semmens and James M. Rosel, or either of them, as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Electrosource, Inc., held of record by the undersigned on April 29, 1996, at the Annual Meeting of Shareholders to be held at 10:00 A.M., June 26, 1996, at The Wyndham Southpark, 4140 Governors Row, Austin, Texas, or any adjournment thereof.

1.    ELECTION OF DIRECTORS, NOMINEES:
      Norman Hackerman     Charles L. Mathews     Richard S. Williamson
2. Proposal to approve the amendment of the Restated Certificate of Incorporation.
3. If presented to the meeting, to consider and act upon a shareholder's proposed recommendation with respect to the Company's financing activities.
4.    Proposal to approve the appointment of Ernst & Young LLP, as auditors.
5. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournment thereof as provided in the accompanying Proxy Statement.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 4 and 5, and AGAINST Proposal 3. If this Proxy is executed by the undersigned shareholder in such a manner as not to withhold authority to vote for the election of any nominee, such authority shall be deemed granted. The Proxy tabulator cannot vote your shares unless you sign and return this card in the enclosed envelope.

Check box for address change.

                 (Change of Address)
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(If you have written in the above space,
please mark the box)

SIGNATURE(S) _____________________________ DATE_________________

SIGNATURE(S) _____________________________ DATE_________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.